CONSULTING AGREEMENT

THIS AGREEMENT is made effective this 3rd day of May, 2014.

BETWEEN:

Lexaria Corp., a body corporate duly incorporated under the laws of the State of Nevada, and having an Office at 950-1130 W Pender St, Vancouver BC, V6E 4A4; and/or its wholly owned subsidiary

(hereinafter together or separately called the "Parent")

OF THE FIRST PART

AND:

Great Lakes Cannabis Corp, a body corporate duly incorporated under the laws of Canada and having an office at 950-1130 W Pender St, Vancouver BC, V6E 4A4

(hereinafter called the "Company”)

OF THE SECOND PART

AND:

Bmullan and Associates, a body corporate duly incorporated under the laws of the Province of Ontario, and having an office at 512 Montgomery Drive, Ancaster, Ontario, L9G 5C6

(hereinafter called the "Consultant," or, “Consultant”)

OF THE THIRD PART

WHEREAS:

950, 1130 West Pender Street | Vancouver, BC V6E 4A4 | Canada | 604.602.1675

A. Consultant agrees to serve as Security Consultant to the Company and to provide services as described below, effective May 3, 2014;

B. The Company is desirous of retaining the consulting services of Consultant as a Corporate Security Consultant, on a one-year contract basis and the Consultant has agreed to serve the Company as an independent contractor upon the terms and conditions hereinafter set forth;

C. The Parent agrees to issue its common shares as payment for the services that are provided by the Consultant to the Company, and the Parent is not itself receiving any services directly.

FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1. The Consultant shall provide Security Consultant services by reporting through the Facility Construction Management Advisor (Jeff Paikin), to the CEO/Board of Directors of the Company, and perform such tasks in general including but not limited to the following:

Provide advice to ensure that the security needs of the production facility and the security plan at the place of business where controlled goods and/or controlled technology are kept complies with all regulations and ensures the adequate protection and transfer of those goods. Provide advice to ensure that the consulting/management contracts with security firms and facilities personnel are in compliance with the security plan and regulations. Provide advice to ensure that security policies and procedures of the production facility are consistent with the needs of a licensed, regulated medical marijuana production facility for its staff.

a)

General Services. The Consultant shall serve the Company (and/or such subsidiary or subsidiaries of the company as the Company may from time to time require) in such consulting capacity or capacities as may from time to time be determined by resolution of the Board of Directors or senior management of the Company and shall perform such duties and exercise such powers as may from time be determined by resolution of the Board of Directors, as an independent contractor.

2. By virtue of this Agreement, the Company is expecting, and Consultant is accepting, the responsibility of working on an as-required basis through the Facility Construction Management Advisor, on behalf of the Company. During the time that this Agreement remains in effect, the Consultant shall not act in any capacity whatsoever, directly or indirectly for or for the betterment of any other non-joint-ventured company, partnership, or project that competes within North America within the sector of medical marijuana, without the Company’s prior written consent.

3. As described herein, awards of restricted shares of common stock to be issued by the Parent in separate certificate form (the "Shares" or “Share”) shall be made based upon the required events and thresholds being achieved. The first Share award shall be made upon the mutual signing and execution of this agreement. The production facility is located in a municipality that has not yet given formal approval permitting marijuana production in accordance with the Health Canada MMPR; and the Consultant shall receive the second Share award once the municipality has given such approval. The third Share award shall be made when Health Canada has granted an MMPR license to the facility while it is co-owned by the Company. The fourth Share award shall be made when the first commercial harvest from the facility has been completed – a commercial harvest excludes test growing or non-commercial quantities. And a fifth Share award shall be made when the facility has reached CDN$5,000,000 in accumulated sales of medical marijuana grown within the facility.

950, 1130 West Pender Street | Vancouver, BC V6E 4A4 | Canada | 604.602.1675

Shares On Signing	Shares On Municipal Approval	Shares On Health Canada Approval	Shares on First Commercial Harvest	Shares on $5,000,000 in Ontario Plant Revenue
55,000	55,000	55,000	55,000	55,000

4. The issuance of the Shares to the Consultant from the Parent will be made in reliance on an exemption from the prospectus filing requirements contained in section 2.24 of National Instrument 45-106 and the exemption from the registration requirements contained in Regulation S promulgated under the Securities Act of 1933, as amended (the “1933 Act”). The Company reserves the right to request from the Consultant any additional certificates or representations required to establish an exemption from applicable securities legislation prior to the issuance of any Shares.

a)	The certificates representing the Shares to be issued to the Consultant will be affixed with legends in substantially the following form, describing such restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

5. The Consultant represents and warrants that at the time of entry into this Agreement and on the date of the issuance of any Shares that:

a)

in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Consultant’s ability to resell any of the Shares in Canada under applicable provincial securities laws;

b)

the Consultant understands and agrees none of the Shares have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and foreign securities laws;

950, 1130 West Pender Street | Vancouver, BC V6E 4A4 | Canada | 604.602.1675

c)	the Consultant is not a U.S. Person (as such term is defined in Regulation S of the 1933 Act) and is not acquiring the Note for the account or benefit of, directly or indirectly, any U.S. Person;

d)	is outside the United States when receiving and executing this Agreement;

e)

the Consultant understands and agrees that offers and sales of any of the Shares prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

f)

the Consultant acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Consultant may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein; and

g)

hedging transactions involving the Shares may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable securities laws.

6. The Consultant shall be responsible for the payment of its income and other taxes and other remittances including but not limited to any form of insurance as shall be required by any governmental entity (including but not limited to EI, WCB, and federal and provincial income taxes) with respect to compensation paid by the Company to the Consultant, and nothing in this Agreement implies or creates a relationship of employment.

7. The terms "subsidiary" and "subsidiaries" as used herein mean any corporation or company of which more than 50% of the outstanding shares carrying voting rights at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the Board of Directors of such corporation or company) are for the time being owned by or held for the Company and/or any other corporation or company in like relation to the Company and include any corporation or company in like relation to a subsidiary.

950, 1130 West Pender Street | Vancouver, BC V6E 4A4 | Canada | 604.602.1675

8. The Consultant shall be reimbursed for all travelling and other expenses actually and properly incurred by it in connection with its duties hereunder, not including commuting to the office that is the normal place of business. For all such expenses the Consultant shall furnish to the Company statements, receipts and vouchers for such out-of-pocket expenses on a monthly basis. The Consultant is pre-authorized to incur up to $200 per month, cumulatively, in relevant expenses.  Amounts over $200 per month must be pre-approved by management of the Company or will be disallowed. Both parties recognize that as the financial condition of the Company improves or deteriorates, this amount may be increased or decreased without making changes to this document, provided the Company makes Consultant aware of the changed amount.

9. The Consultant shall not, either during the continuance of its contract hereunder or at any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or its subsidiary or subsidiaries, to any person other than the Directors of the Company and/or its subsidiary or subsidiaries or for the Company's purposes and shall not (either during the continuance of its contract hereunder or at any time thereafter) use for its own purposes or for any purpose other than those of the Company any information it may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries, unless required by law. Proprietary Information as that term is used herein shall consist of all knowledge, data and information which the Consultant may acquire from the documents and information disclosed to it by the Company, its employees, attorneys, consultants, independent contractors, clients or representatives whether orally, in written or electronic form or on electronic media including, by way of example and not by limitation, any products, customer lists, supplier lists, marketing techniques, technical processes, formulae, inventions or discoveries (whether patentable or not), innovations, suggestions, ideas, reports, data, patents, trade secrets and copyrights, made or developed by the Company and related data and information related to the conduct of the business of the Company. Proprietary Information shall also include discussions with officers, directors, employees, independent contractors, attorneys, consultants, clients, finance sources, customers or representatives and the fact that such discussions are taking place. Proprietary Information shall not be directly or indirectly disclosed to any other person without the prior written approval of the Company. Proprietary Information shall not include matters of general public knowledge, information legally received or obtained by the Consultant from a third party or parties without a duty of confidentiality, and information independently known or developed by the Consultant without the assistance of the Company.

10. The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of its contract hereunder and use its best efforts to promote the interests of the Company.

11. This Agreement may be terminated forthwith by the Company or Consultant without prior notice if at any time:

a)	The Company or Consultant shall commit any material breach of any of the provisions herein contained; or

b)	The Company or Consultant shall be guilty of any misconduct or neglect in the discharge of its duties hereunder; or

c)	The Company or Consultant shall become bankrupt or make any arrangements or composition with its creditors; or

950, 1130 West Pender Street | Vancouver, BC V6E 4A4 | Canada | 604.602.1675

d)	The Principals of the Company or Consultant shall become of unsound mind or be declared incompetent to handle his own personal affairs; or

e)

The Company or Consultant shall be convicted of any criminal offence other than an offence which, in the reasonable opinion of the Board of Directors of the Company, does not affect their position as a Consultant or a director of the Company.

This Agreement may also be terminated by either party upon sixty (60) days written notice to the other. Should the Company terminate this agreement for a reason not enumerated in items 11(a), 11(b), 11(c), 11(d), or 11(e), Consultant will be entitled to all remuneration, as it relates to transactions which were in process but had not yet closed at the date of his termination, to which she would have otherwise been entitled for a period of 30 days after the date of his termination.

12. In the event this Agreement is terminated by reason of default on the part of the Consultant or the written notice of the Company, then at the request of the Board of Directors of the Company, the Consultant shall cause Consultant to forthwith resign any position or office which she then holds with the Company or any subsidiary of the Company. The provisions of Paragraph 9 shall survive the termination of this Agreement for a period of 2 years thereafter.

13. The Company is aware that the Consultant may have and may continue to have financial interests in other companies. The Company agrees that the Consultant may continue to devote time to such outside interests, provided that such interests do not conflict with or hinder Consultant’s ability to perform her duties under this Agreement.

14. In the event that Municipal Approval to build/operate the facility is NOT granted by May 31, 2014, as is currently expected, this Agreement is subject to a 15-day renegotiation period during which time the likelihood of Municipal Approval can be assessed and this Agreement adjusted if necessary to reflect the lack of Municipal Approval.

15. The services to be performed by the Consultant pursuant hereto are personal in character, to be performed by Mr. Brian Mullan, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the previous written consent of the Company.

16. Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the agreement between the Consultant and the Company are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other party hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such previous agreements.

17. Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant as its last residential address known to the Company. Provided any such notice is mailed via guaranteed overnight delivery, as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of mailing provided such mailing is sent via guaranteed overnight delivery. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

950, 1130 West Pender Street | Vancouver, BC V6E 4A4 | Canada | 604.602.1675

18. The provisions of this Agreement shall enure to the benefit of and be binding upon the Consultant and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

19. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

20. This Agreement is being delivered and is intended to be managed from the Province of British Columbia and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such Province. Similarly no provision within this contract is deemed valid should it conflict with the current or future laws of the United States of America or current or future regulations set forth by the United States Securities and Exchange Commission, the British Columbia Securities Commission, or the Ontario Securities Commission. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

21. This Agreement and the obligations of the Company herein are subject to all applicable laws and regulations in force at the local, State, Province, and Federal levels in both Canada and the United States. In the event that there is an employment dispute between the Company and Consultant, Consultant agrees to allow it to be settled according to applicable Canadian law in an applicable British Columbia jurisdiction.

22. Any and all potential or actual common share award or stock option award will be in compliance with all applicable regulations in the USA and Canada.

23. This contract will expire on May 3rd, 2015 unless renewed or extended by mutual written consent of both parties prior to that date.

950, 1130 West Pender Street | Vancouver, BC V6E 4A4 | Canada | 604.602.1675

IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

Signed By:

Chris Bunka	Date
CEO, Director
Great Lakes Cannabis Corp

Bal Bhullar	Date
CFO, Director
Lexaria Corp

Brian Mullan	Date
Security Consultant
Bmullan and Associates

950, 1130 West Pender Street | Vancouver, BC V6E 4A4 | Canada | 604.602.1675